Exhibit 3.1

CERTIFICATE OF INCORPORATION

Business Corporations Act (CQLR, chapter S-31.1)

I attest that the legal person

9374-8572 Québec Inc.

was incorporated pursuant to the Business Corporations Act (Québec) on March 8, 2018.

Filed in the register on March 8, 2018

under Québec Registration Number 1173501751.

(Signed)

Registraire des entreprises

Registraire des entreprises	REZ-904 (2017-04)

Articles of Incorporation

1	Name of the corporation

A designated numeric name has been requested.

Version(s) of the name of the corporation in any other language other than French, if any

2	Share capital

Unlimited number of Common Shares, without par value.

3	Restrictions of transfer of securities or shares, if any

Schedule – Restrictions on Security Transfers

4	Number of directors

Fixed number

or

Minimum 1

Maximum 10

5	Restrictions on activities, if any

6	Other dispositions, if any

Schedule – Other Provisions

7	Date and time attributed to this certificate, if any

Date    Hour

8	Founders

Surname and first name of founder or name of the legal person acting in this capacity

Brisset, Jeremy

Complete address

2100 – 1000 De La Gauchetière Street West, Montréal (Québec) H3B4W5 Canada

Constituting legislation (title and exact reference) of the legal person acting as founder

REZ-904 (2017-04)

Name of authorized individual of legal person

Electonic signature of

Jeremy Brisset

Reserved for the administration

Reference number of request: 020200056579741

Québec enterprise number: 1173501751

Numeric designation: 9374-8572 Québec Inc.

Registraire des entreprises	REZ-905 (2017-04)

Notice establishing the address of the head office and the list of directors

1	Name of the corporation

A designated numeric name has been requested.

Version(s) of the name of the corporation in any other language other than French, if any

2	Address of head office

2400 – 700 De La Gauchetière Street West, Montréal (Québec) H3B5M2 Canada

3	List of directors

Surname and first name

Raymond, Paul

Residential address

252 av. Kensington, Westmount (Québec) H3Z 2G6 Canada

Name of authorized individual of legal person

Jeremy Brisset

Electonic signature of

Jeremy Brisset

Reserved for the administration

Reference number of request: 020200056579741

Québec enterprise number: 1173501751

Numeric designation: 9374-8572 Québec Inc.

SCHEDULE

RESTRICTIONS ON SECURITY TRANSFERS

The securities of the Corporation (including shares), other than non-convertible debt securities, shall not be transferred without the approval of the board of directors or of the holder or holders of more than 50% of the voting shares of the Corporation, to be evidenced in either case by a resolution of such directors or shareholders.

SCHEDULE

OTHER PROVISIONS

1.	The annual meeting of the shareholders may be held at any place, in or outside of the Province of Québec, as may be determined by the directors.

2.

In the event the corporation becomes a reporting issuer (as defined in the Business Corporations Act (Québec) (the “Act”)) in any province or territory of Canada or has more than 50 shareholders, the directors may appoint from time to time one or more additional directors within the limits provided in the Act.

CERTIFICATE OF AMENDMENT

Business Corporations Act (CQLR, chapter S-31.1)

I attest that the legal person

9374-8572 Québec inc.

has modified its articles pursuant to the Business Corporations Act (Québec) to change its name for

Groupe Alithya inc.

and its version

Alithya Group inc.

September 10, 2018

Filed in the register on September 10, 2018 under the

Québec Registration Number 1173501751.

(Signed)

Registraire des entreprises